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                                                                     EXHIBIT 4.5

            SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT


       THIS SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT is dated and effective as of September 30, 1997 (the "Second Amendment"), between OMNI GEOPHYSICAL, L.L.C., a Louisiana limited liability company ("Omni"), and AMERICAN AVIATION L.L.C., a Missouri limited liability company ("Aviation"), and HIBERNIA NATIONAL BANK, a national banking association ("Bank").

                              W I T N E S S E T H:

       WHEREAS, Omni and Bank have heretofore entered into an Amended and Restated Loan Agreement dated as of June 13, 1997, as amended by First Amendment thereto dated as of August 6, 1997 (the "Loan Agreement"), pursuant to which Bank established in favor of Omni certain credit facilities consisting of a revolving line of credit and a construction loan convertible to a term loan;

       WHEREAS, Omni and Aviation have requested that Bank make a temporary term loan to Omni and Aviation, as in solido co-borrowers, in a principal amount up to $10,000,000.00;

       WHEREAS, subject to the terms and conditions of this Second Amendment, Bank is willing to make the temporary term loan; and

       WHEREAS, Omni, Aviation, and Bank desire to amend the Loan Agreement in certain respects as more fully set forth herein to evidence the terms and conditions applicable to the temporary term loan in a principal amount up to $10,000,000.00.

       NOW, THEREFORE, THE PARTIES HERETO, IN CONSIDERATION OF THE MUTUAL COVENANTS HEREINAFTER SET FORTH AND INTENDING TO BE LEGALLY BOUND HEREBY, AGREE AS FOLLOWS:

       1. DEFINED TERMS. Capitalized terms used herein which are defined in the Loan Agreement are used herein with such defined meanings.

       2.   DEFINED TERMS REVISION.

          (a) "Bridge Loan" shall have the meaning assigned to that term in paragraph 3(a) of this Second Amendment.

          (b) "Bridge Note" shall have the meaning assigned to that term in paragraph 3(b) of this Second Amendment.

          (c) The definition of the term "Loans" in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

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          "Loans" shall mean, collectively, the Revolving Loan, the Construction
          Loan, and the Bridge Loan.

          (d) The definition of the term "Notes" in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

          "Notes" shall mean, collectively, the Revolving Note, the Construction Note, the Term Note, and the Bridge Note, as each of them may be renewed or extended, together with all other promissory note or notes given in renewal, substitution or as a refinancing of any part of the indebtedness evidenced thereby.

       3.   THE BRIDGE LOAN COMMITMENT.

          (a) BRIDGE LOAN. Subject to the terms and conditions of this Second Amendment, Bank agrees to make a temporary term loan to Omni and Aviation, as in solido co-borrowers, in a principal amount up to $10,000,000.00 (the "Bridge Loan"). The proceeds of the Bridge Loan shall be used by Omni solely for distributions to preferred shareholders/members of Omni and distributions of earned income to members of Omni.

          (b) BRIDGE NOTE. The indebtedness of Omni and Aviation to Bank under the Bridge Loan shall be evidenced by a promissory note made by Omni and Aviation (the "Bridge Note"), dated of even date herewith, payable to the order of the Bank in the principal sum of $10,000,000.00, and bearing interest at the LIBOR Rate plus 1.00%. The indebtedness of Omni and Aviation under the Bridge Note shall be payable as follows: interest shall be payable monthly and at the maturity of the Bridge Note, as therein provided; and principal and accrued unpaid interest shall be due and payable on December 29, 1997. Upon the occurrence of an Event of Default or in the event the indebtedness evidenced by the Bridge Note is not paid in full on or before December 29, 1997, then Bank has the right prospectively to adjust and fix the interest rate under the Bridge Note until it is paid in full as follows: the LIBOR Rate plus 5.00% per annum.

          (c) FEE. The nonrefundable commitment fee payable by the Omni and Aviation to the Bank for the Bridge Loan shall be (i) $50,000.00 payable by Omni and Aviation on or before its execution of this Second Amendment and (ii) in the event Omni completes an initial public offering of its stock, Bank shall have an option to acquire common stock of Omni having an aggregate value of $50,000.00 at the purchase price per share at which Omni's common stock is sold to the public by the underwriter at the initial public offering.

       4. REPRESENTATION: NO DEFAULT. On and as of the effective date hereof, and after giving effect to this Second Amendment, Omni confirms, reaffirms and restates the representations and warranties set forth in the Loan Agreement and the Collateral Documents; provided, that each reference to the Loan Agreement herein shall be deemed to include the Loan Agreement as amended by this Second Amendment. Omni and Aviation also represent and warrant that no Default or Event of Default has occurred and is continuing under the Loan Agreement.

       5.   COLLATERAL DOCUMENTS:  CONFIRMATION; REVISION.

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          (a) CONFIRMATION.  All of the liens, privileges, priorities and equities existing and to exist under and in accordance with the terms of the Collateral Documents are hereby renewed, extended and carried forward as security for all of the Loans and all other debts, obligations and liabilities of Omni and Aviation to Bank.

          (b) REVISION. Omni and Aviation hereby acknowledge that the Collateral Documents described in Section 7.1 of the Loan Agreement shall continue to secure the Loans. In addition, the Bridge Loan also shall be secured by the following:

               (i) A first priority security interest in the account of Omni at Bank in which the proceeds from the Bridge Loan will be deposited, and a first priority security interest granted by each member of Omni and any other Person receiving a distribution from Omni with proceeds from the Bridge Loan, in favor of the Bank, affecting all cash and securities accounts maintained by each member and such other Person at Bank in which a distribution from Omni with proceeds from the Bridge Loan has been deposited; and

               (ii) Limited Continuing Guaranty by each member of the Omni and any other Person receiving a distribution from Omni with proceeds from the Bridge Loan, in favor of the Bank, whereby each member and such other Person shall guaranty in solido with Omni and Aviation the repayment of the Bridge Loan up to the amount of the cash distribution received by said member or Person with proceeds from the Bridge Loan.

       6. CONDITIONS PRECEDENT TO BRIDGE LOAN. The obligation of the Bank to make and fund the Bridge Loan shall be subject to the satisfaction of the following conditions precedent:

          (a) Omni and Aviation shall have executed and delivered to the Bank this Second Amendment and the Bridge Note, and Omni shall have executed and delivered to the Bank the Acknowledgment of Multiple Indebtedness Mortgage and Third Amendment to Security Agreement; all in form and substance satisfactory to the Bank;

          (b) Bank shall have received certified resolutions signed by all members of the Omni authorizing the transactions contemplated by this Second Amendment, in form and substance satisfactory to the Bank;

          (c) The members of Omni shall have executed and delivered to the Bank the Limited Continuing Guaranty agreements as described in Paragraphs 5(b)(ii) above, all in form and substance satisfactory to the Bank;

          (d) The members of the Omni and any other Person receiving a distribution from Omni with proceeds from the Bridge Loan, shall have executed the security agreements and UCC financing statements that are necessary to create a first

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               priority security interest in the cash accounts mentioned in
               Paragraph 5(b)(i) above, all in form and substance satisfactory to the Bank;

          (e) Bank shall have received a favorable legal opinion of counsel to Omni and Aviation, in form, scope, and substance satisfactory to the Bank, and a satisfactory review by in house counsel for Bank of all preference and consideration issues;

          (f)  Bank shall have received the following executed documents:
               Agreement by The CIT Group/Equipment Financing, Inc. that the indebtedness of Omni and Aviation under this Second Amendment is subject to the Subordination Agreement dated July 19, 1996 by Omni, Omni Geophysical Corporation, and Bank, as amended; and Fourth Amendment to Subordination Agreement by and among Omni, Omni Geophysical Corporation, and Bank;

          (g)  There shall have occurred no Material Adverse Change;

          (h) No Default or Event of Default shall exist or shall result from the making of the Bridge Loan;

          (i) Bank shall have received the $50,000.00 fee referenced in Paragraph 3(c) above and Bank shall have received any necessary documentation to evidence its option to acquire stock as described in clause (ii) of Paragraph 3(c) above;

          (j) Bank shall have received and completed a satisfactory review of the financial statements for each member of Omni;

          (k) Bank shall have received certified resolutions from American Aviation Incorporated, Advantage Capital Corporation, Advantage Capital Management Corporation, Advantage Financial Company, L.L.C., and Advantage Capital Advisors, L.L.C., all in form and substance satisfactory to the Bank and its counsel;

          (l) Bank shall have received an executed commitment letter by Omni and Aviation in favor of the Bank relating to the post initial public offering credit facilities of $25,000,000.00.

       7. AFFIRMATIVE AND NEGATIVE COVENANTS REVISION. To the extent Sections 10.1, 10.10, 11.6, and 11.7 of the Loan Agreement conflict with the provisions contained in Sections 8.1, 8.10, 9.6, and 9.7 of that certain Loan Agreement dated as of August 6, 1997 by and among Omni, Aviation and Bank (the "Omni/American Loan Agreement"), then Sections 8.1, 8.10, 9.6, and 9.7 of the Omni/American Loan Agreement shall control.

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       8.   PAYMENT OF EXPENSES.  Omni and Aviation agree to pay or reimburse
Bank for all legal fees and expenses of counsel to Bank in connection with the transactions contemplated by this Second Amendment.

       9. WAIVER OF DEFENSES. In consideration of the Bank's execution of this Second Amendment, Omni and Aviation do hereby irrevocably waive any and all claims and/or defenses to payment on any indebtedness owed by either of them to the Bank that may exist as of the date of execution of this Second Amendment.

       10. AMENDMENTS. THE LOAN AGREEMENT AND THIS SECOND AMENDMENT ARE CREDIT OR LOAN AGREEMENTS AS DESCRIBED IN LA. R.S. 6:(S)1121, ET SEQ. THERE ARE NO ORAL AGREEMENTS BETWEEN THE BANK, OMNI AND AVIATION. THE LOAN AGREEMENT, AS AMENDED BY THIS SECOND AMENDMENT, SETS FORTH THE ENTIRE AGREEMENT OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ALL PRIOR WRITTEN AND ORAL UNDERSTANDINGS BETWEEN OMNI, AVIATION AND THE BANK, WITH RESPECT TO THE MATTERS HEREIN SET FORTH. THE LOAN AGREEMENT, AS AMENDED BY THIS SECOND AMENDMENT, MAY NOT BE MODIFIED OR AMENDED EXCEPT BY A WRITING SIGNED AND DELIVERED BY OMNI, AVIATION, AND THE BANK.

       11. GOVERNING LAW: COUNTERPARTS. This Second Amendment shall be governed by and construed in accordance with the laws of the State of Louisiana. This Second Amendment may be executed in any number of counterparts, all of which counterparts, when taken together, shall constitute one and the same instrument.

       12. CONTINUED EFFECT. Except as expressly modified herein, the Loan Agreement shall continue in full force and effect. The Loan Agreement as amended herein is hereby ratified and confirmed by the parties hereto.

       IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed and delivered as of the date hereinabove provided by the authorized officers each hereunto duly authorized.

                              OMNI GEOPHYSICAL, L.L.C.

                              By:   /s/ David Crays
                                 ---------------------------------------------
                                        David Crays, CFO

                              AMERICAN AVIATION L.L.C.

                              By:   /s/ David Crays
                                 ---------------------------------------------
                                        David Crays, CFO



                              HIBERNIA NATIONAL BANK


                              By: /s/ Tammy M. Angelety
                                 ---------------------------------------------
                                  Tammy M. Angelety, Assistant Vice President

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